Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of Hasco Medical, Inc. and Mobility Freedom gives effect to the acquisition of the stock of Mobility Freedom, under the purchase method of accounting prescribed by ASC805 “Business Combinations.” These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Hasco Medical, Inc would actually have been if the acquisition had in fact occurred on December 31, 2010 and March 31, 2011 nor do they purport to project the results of operations or financial position of Hasco Medical, Inc. for any future period or as of any date, respectively.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Hasco Medical, Inc and Mobility Freedom.

You should read the financial information in this section along with Hasco Medical, Inc’s historical financial statements and accompanying notes in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8-K.

Hasco Medical, Inc.

Proforma Combined Balance Sheets

December 31, 2010

		HASCO	Proforma
	Mobility	Southern	Adjustment
	Freedom	Medical	ref		Proforma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$137,119	$423			$137,542
Accounts receivable, net	1,065,456	254,362	(a)	(1,065,456)	254,362
Inventories	1,168,568	76,356	(a)	(182,013)	1,062,911
Prepaid expenses and other current assets	36,398	18,845			55,243

Total Current Assets	2,407,541	349,986			1,510,058

Property and equipment, net	727,500	147,769			875,269

NONCURRENT ASSETS
Unallocated purchase price			(a)	(281,180)
			(c)	281,180
Customer List	—	—	(c)	1,376,839	1,376,839
Sales Team & infrastructure	—	—	(c)	1,376,839	1,376,839
Other	24,625	420	(a)	(24,625)	420

Total Assets	$3,159,666	$498,175		$1,481,583	$5,139,424

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	225,689	658,305	(a)	(225,689)	658,305
Customer deposits	48,500	—			48,500
Notes payable	1,327,585	18,005	(a)	(1,327,585)	18,005
Van loans	738,749	—			738,749
Accrued interest payable	—	30,000			30,000

Total Current Liabilities	2,340,523	706,310			1,493,559

Notes payable	—	2,509			2,509
Note Payable - Related party	—	150,000	(c)	3,850,000	4,000,000

Total liabilities	2,340,523	858,819			5,496,068

STOCKHOLDERS' EQUITY:
Preferred stock ($.001 par value; 3,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($.001 par value; 1,000,000,000 shares authorized; 746,436,909 shares issued and outstanding			(b)	(100)
	100	746,437	(c)	250	746,687
Additional paid in capital	31,449	3,217,602	(b)	(31,449)	3,221,352
			(b)	819,143
			(c)	3,750
			(c)	(819,143)
Retained earnings	787,594	(4,324,683)	(b)	(787,594)	(4,324,683)

Total Stockholders' Equity	819,143	(360,644)			(356,644)

Total Liabilities and Stockholders' Equity	$3,159,666	$498,175		$1,481,583	$5,139,424

See accompanying notes to audited financial statements

(a)  Seller retained accounts recievables and certain liabilities existing at the date of transfer.

(b)  Elimination of Mobility Freedom's capital.

(c)  Issuance of $3,850,000 in notes and shares (250,000 common shares, at fair value of $.016), assigned to customer list and sales infrastructure, record Mobility Freedom's capital.

Hasco Medical, Inc.

Proforma Combined Statement of Operations

For The Twelve Months Ended December 31, 2010

		HASCO
	Mobility	Southern	Proforma
	Freedom	Medical	Adjustment	Proforma

Total revenues	$10,272,001	$2,157,530		$12,429,531

Cost of sales	7,319,278	766,821		8,086,099

Gross profit	2,952,723	1,390,709		4,343,432

Operating expenses:
General and administrative	2,118,359	2,361,698		4,480,057
Depreciation and amortization	208,010	29,208		237,218

Total operating expenses	2,326,369	2,390,906		4,717,275

Income (loss) from operations	626,354	(1,000,197)		(373,843)

Other income (expenses):
Gain on sale of property and equipment	54,024	—		54,024
Interest expense	(113,625)	(69,951)		(183,576)

Total other expenses	(59,601)	(69,951)		(129,552)

Net income	$566,753	$(1,070,148)	$—	$(503,395)

Hasco Medical, Inc.

Proforma Combined Balance Sheets

March 31, 2011

		HASCO	Proforma
	Mobility	Southern	Adjustment
	Freedom	Medical	ref		Proforma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$164,824	$3,932			$168,756
Accounts receivable, net	780,619	273,485	(a)	(780,619)	273,485
Inventories	1,890,651	80,345	(a)	(904,096)	1,066,900
Prepaid expenses and other current assets	185	1,944			2,129

Total Current Assets	2,836,279	359,706			1,511,270

LONG-TERM ASSETS:
Property and equipment, net	567,576	150,100			717,676

Unallocated purchase price			(a)	490,984	—
			(c)	(490,984)
Customer List	—	—	(c)	1,704,752	1,704,752
Sales Team & infrastructure	—	—	(c)	1,704,752	1,704,752
Other	24,625	420	(a)	(24,625)	420

Total Assets	$3,428,480	$510,226		$1,700,163	$5,638,869

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	237,523	436,340	(a)	(237,523)	436,340
Notes payable - Current	—	15,176			15,176
Notes payable - Related	—	185,000			185,000
Accrued interest payable	—	33,750			33,750
Van loans	1,274,643				1,274,643
Other

Total Current Liabilities	1,512,166	670,266			1,944,909

Notes payable	980,833	—	(a)	(980,833)	—
Note Payable - Related party	—	150,000	(c)	3,850,000	4,000,000

Total liabilities	2,492,999	820,266			5,944,909

STOCKHOLDERS' EQUITY:

Preferred stock ($.001 par value; 3,000,000 shares authorized; none issued and outstanding)	—	—			—
Common stock ($.001 par value; 1,000,000,000 shares authorized; 746,436,909 shares issued and outstanding			(c)	250
	100	757,587	(b)	(100)	757,837
Additional paid in capital	31,449	3,412,712	(b)	(31,449)	3,416,462
			(b)	935,481
			(c)	3,750
			(c)	(935,481)
Retained earnings	903,932	(4,480,339)	(b)	(903,932)	(4,480,339)

Total Stockholders' Equity	935,481	(310,040)			(306,040)

Total Liabilities and Stockholders' Equity	$3,428,480	$510,226		$1,700,163	$5,638,869

See accompanying notes to audited financial statements

(a)  Seller retained accounts recievables and certain liabilities existing at the date of transfer.

(b)  Elimination of Mobility Freedom's capital.

(c)  Issuance of $3,850,000 in notes and shares (250,000 common shares, at fair value of $.016), assigned to customer list and sales infrastructure, record Mobility Freedom's capital.

Hasco Medical, Inc.

Proforma Combined Statement of Operations

For The Three Months Ended March 31, 2011

		HASCO
	Mobility	Southern	Proforma
	Freedom	Medical	Adjustment	Proforma

Total revenues	$2,230,704	$484,329		$2,715,033

Cost of sales	1,434,689	155,839		1,590,528

Gross profit	796,015	328,490		1,124,505

Operating expenses:
General and administrative	600,547	468,455		1,069,002
Depreciation and amortization	43,750	7,108		50,858

Total operating expenses	644,297	475,563		1,119,860

Income from operations	151,718	(147,073)		4,645

Other income (expenses):
Gain on sale of fixed assets	33,826			33,826
Interest expense	(23,062)	(8,583)		(31,645)

Total other income (expenses)	10,764	(8,583)		2,181

Net income	$162,482	$(155,656)		$6,826